EXHIBIT 10.30
EXECUTION COPY

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of April 27, 2018, is by and among NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Loan Agreement dated as of May 9, 2013 (as amended by that certain First Amendment to Loan Agreement dated as of October 29, 2015 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Credit Parties have requested that the Lender amend certain provisions of the Loan Agreement; and

WHEREAS, the Lender is willing to make such amendments to the Loan Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1    Amendment to Recitals to Loan Agreement. The first “Whereas” clause on page 1 of the Loan Agreement is hereby amended such that the amount “$125,000,000.00” is hereby replaced with the amount “$5,000,000.00.”

1.2    Amendments to Section 2.1(a). Section 2.1(a) of the Loan Agreement is hereby amended such that (a) the definition of “Revolving Committed Amount” is hereby amended and restated to be “FIVE MILLION AND NO/100 DOLLARS ($5,000,000) (as such amount may be reduced from time to time as provided in Section 3.4(a) or increased from time to time as provided in Section 2.1(f))” and (b) the text “TEN MILLION AND NO/100 DOLLARS ($10,000,000)” in Section 2.1(a) is replaced with “FIVE MILLION AND NO/100 DOLLARS ($5,000,000)”.

1.3    Amendment to Section 2.2(a). Section 2.2(a) of the Loan Agreement is hereby amended by replacing the text “$10,000,000” in Section 2.2(a) with “$5,000,000”.

1.4    Amendment to Section 2.2. Section 2.2 of the Loan Agreement is hereby amended by adding the following clause (e) to the end of such Section:

(e)    In the event of any drawing under any Letter of Credit, the Lender will promptly notify the Borrower. The Borrower shall reimburse the Lender on the day of drawing under any Letter of Credit if notified prior to 2:00 P.M. (Austin, Texas time) on a Business Day or, if after 2:00 P.M. (Austin, Texas time), on the following Business Day in same day funds as provided herein or in the LC Documents. The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Lender, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

1.5    Amendment to Section 7. Section 7 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding anything herein to the contrary, the provisions of this Section 7 (other than Sections 7.3, 7.4, 7.7(a), 7.8 and 7.11) shall not apply to the Credit Parties and their Subsidiaries so long as there are no (a) Loans outstanding under this Agreement or (b) LC Disbursements that have not been reimbursed by or on behalf of the Credit Parties within 5 Business Days after the date the Lender requests reimbursement of such LC Disbursement.

1.6    Amendment to Section 8. Section 8 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding anything herein to the contrary, the provisions of this Section 8 (other than Section 8.8 (solely with respect to the Borrower)) shall not apply to the Credit Parties and their Subsidiaries so long as there are no (a) Loans outstanding under this Agreement or (b) LC Disbursements that have not been reimbursed by or on behalf of the Credit Parties within 5 Business Days after the date the Lender requests reimbursement of such LC Disbursement; provided, that (a) the Credit Parties shall not, in a single transaction or in a series of related transactions, sell, transfer or otherwise dispose of all or substantially all of the property or assets of the Credit Parties, taken as a whole, to any Person other than to the Borrower or another Credit Party and (b) to the extent the Borrower is party to a consolidation or merger, the Borrower shall be the surviving corporation.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Lender):

(a)    Executed Amendment. The Lender shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Lender.

(b)    Fees and Expenses. King & Spalding LLP shall have received from the Borrower payment of all reasonable and documented fees and expenses incurred in connection with this Amendment.

(c)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary corporate or other necessary company action on the part of such Credit Party to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d)    The representations and warranties set forth in Article 6 of the Loan Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case as of the date hereof (except for those which are made as of an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    Except as provided in this Agreement, the Credit Party Obligations are not reduced or modified by this Amendment and, to the knowledge of the Credit Parties, are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable and documented costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable and documented fees and expenses of the Lender’s legal counsel.

3.6    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Lender, as is reasonably necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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NATIONAL INSTRUMENTS CORPORATION
AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation

	By:	/s/ Alexander Davern
	Name:	Alexander M. Davern
	Title:	President and Chief Executive Officer

GUARANTORS:	AWR CORPORATION, a Delaware corporation

	By:	/s/ Eric Starkloff
	Name:	Eric Starkloff
	Title:	President

NATIONAL INSTRUMENTS EUROPE CORPORATION, a Texas corporation

By:	/s/ Alexander Davern
Name:	Alexander M. Davern
Title:	President

PHASE MATRIX, INC., a California corporation

By:	/s/ Eric Starkloff
Name:	Eric Starkloff
Title:	President

NATIONAL INSTRUMENTS CORPORATION
AMENDMENT TO LOAN AGREEMENT

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ Susan L. Coulter
	Name:	Susan L. Coulter
	Title:	Senior Vice President